UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

5C Lending Partners Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56665	93-4039151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Madison Avenue, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 516-3171

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

On March 20, 2026, 5C Lending Partners Corp. (the “Company”) issued and sold approximately 2,400,794 shares of common stock, par value $0.001 per share (the “Common Stock”) resulting in gross proceeds of approximately $58,699,417.

The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of ten calendar days’ prior notice to investors. As of the date hereof, the Company has issued a total of approximately 11,873,949 shares of Common Stock for aggregate consideration of $295,572,202 pursuant to such drawdowns of investors’ capital commitments.

The offer and sale of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation S or Regulation D promulgated thereunder.

Item 8.01.	Other Events.

As of the date hereof, the Company has an aggregate of approximately 11,984,588 shares of Common Stock outstanding, which amount includes shares issued pursuant to the Company’s distribution reinvestment program.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026	5C Lending Partners Corp.

By:	/s/ Michael Koester
Name: Michael Koester
Title: Co-President

By:	/s/ Thomas Connolly
Name: Thomas Connolly
Title: Co-President